                        CORPORATE OFFICE MANAGEMENT, INC.
                             Agreement for Services

This Agreement for Services ("Agreement") is made as of this 28th day of September, 1998, between Corporate Office Properties Trust (COPT) and Corporate Office Properties, L.P. (COPLP) jointly ("Customer") and Corporate Office Management, Inc. ("Provider").

In consideration of the mutual agreements set forth herein and for other good and valuable consideration passing between the parties, Provider agrees to provide the services requested by the Customer in strict compliance with the terms and conditions hereinafter set forth.

1. Project. The existing, proposed, or other projects to which the Provider's service shall relate (the "Projects") shall be defined by Customer at time of request along with a description of required services and schedule.

2. Services. The services or tasks that can be performed by the Provider (the "Services") at the request of the Customer are set forth in Exhibit A attached hereto, entitled Scope of Services.

3. Payment. All services performed by the Provider by Provider's own personnel, shall be charged on a time basis by functional group as outlined on Exhibit B attached hereto and made a part hereof. Provider will charge seventy five (75%) percent of rates for the period through December 31, 1999 and one hundred (100%) thereafter. Provider shall be entitled to the payments set forth in Exhibit B provided that Provider has performed the Services required and provided that Provider is in full compliance with all other terms and conditions of this Agreement. All other services provided by the Provider requiring the use of Consultants shall be subject to the payment schedule attached as Exhibit C. Additionally, all reimbursables shall be charged in accordance with the terms defined in the Payment Schedule noted as Exhibit C. Provided Provider is in compliance with all terms and conditions of this Agreement, Customer will make payment to Provider not later than Thirty (30) days after the submission of appropriate invoice.

4. Expenses. Provider shall be entitled to reimbursement for out-of-pocket expenses as set forth in Exhibit C. In the event that expense reimbursement is so provided, such reimbursement shall be made at the same time that payment of compensation is due Provider pursuant to this Agreement.

5. Cooperation. Notwithstanding any other provisions of this Agreement including the Exhibits hereto, Provider shall consult with and request necessary information of Customer as frequently as reasonably required in the performance of this Agreement, and

      Provider shall cooperate with the Customer and any other person or organization designated by Customer as involved in the Projects, and shall perform this Agreement as designated by Customer all to the general satisfaction of Customer. Upon request by Provider, Customer will furnish readily available and existing information related to the performance of Services hereunder.

6. Ownership of Work Product. All tangible work product produced by Provider in connection with the performance of this Agreement, including but not limited to, accounting records, tenant information, legal documents, reports, correspondence, and minutes of meeting, shall be the property of the Customer upon payment for services by Customer and any such materials in the possession of the Provider upon termination of this Agreement for any reason shall be promptly delivered to Customer.

7. Additional Services. Upon request of Customer, Provider shall perform services beyond the Scope of Services required by this Agreement. Provider shall perform such services for the hourly rates set forth in Exhibit B attached hereto.

8. Termination. Both Customer and Provider shall have the absolute right to terminate this Agreement for any reason upon thirty (30) calendar days written notice to each other. In the event of such termination, Provider shall be paid pro rata for Services actually performed since the last payment. In the event Exhibit C provides for expense reimbursement, Provider shall also be paid actual reimbursable expenses incurred through the date of termination. Such payment shall be made by Customer no later than fifteen (15) days from the date of termination, provided Provider has complied with all terms and conditions of this Agreement. Upon such termination and payment, Customer shall have no liability to Provider in any manner arising out of this Agreement and Provider hereby waives and releases any and all claims against Customer arising out of this Agreement.

      Customer may also terminate this Agreement for default by the Provider. In the event that Provider shall, be found to have in the sole judgment of Owner, become insolvent, or file or have filed against it, any petition in bankruptcy, make an assignment for the benefit of creditors, or commence or have commenced against it any proceeding, or enter into any other proceeding or arrangement for relief of debtors or fail to adhere to the schedules set forth in requests, or as it may be modified by written agreement, or fail to pursue the work in accordance with this contract, or fail to supply a sufficient number of skilled personnel (including failure occasioned by labor dispute), or interfere with or disrupt or threaten Customer's premises or furnishing services in connection with the Projects (including interference or disruption arising from a labor dispute), or fail to comply with the terms and conditions of this Agreement, then any such event shall constitute a default by Provider hereunder and any such event shall be deemed a breach of this Agreement. Customer shall give to Provider written notice of such default. Upon receipt of such notice, Provider shall have two (2) days in which to cure such default. If, such default cannot be cured or is not cured within two (2) days after such notice, Customer may terminate this Agreement, and enter into agreements with others to complete the Services required hereunder The cost of such completion, as well as other costs, damages or expenses, including legal fees, incurred as a result of such default, shall be charged against


--------------------------------------------------------------------------------
      any unpaid amounts due Provider under this Agreement. The rights and remedies of Customer hereunder are in addition to any and all rights and remedies available to Customer under this Agreement.

9. Indemnity and Insurance. Provider agrees to indemnify and hold harmless Customer, its officers, directors, agents and employees, from and against claims, suites, judgement, damages, losses and expenses, from the negligent professional act of omission of Provider, its officers, directors, agents, employees or subcontracts, in the performance of this Agreement. Provider shall bear proportional costs of defending any actions or proceedings brought against Customer, its officers, directors, agents and employees, arising in whole or in part out of any such negligent professional acts or omission.

      Provider shall carry all insurance required by law. In addition, Provider shall carry insurance, for the benefit of the Customer, in such forms, amounts, and with such companies, as are acceptable to the Customer, covering bodily injury, sickness, disease or death of any employee of Provider or any other person or damage to property to Customer or others arising out of Providers performance of this Agreement or bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of a motor vehicle in any manner arising out of or relating to the performance of this Agreement.

10. Notices. All notices and communications concerning this contract shall be effective only if delivered to the authorized representatives of Customer and Provider, designated below, personally or at the addresses set forth below:

                            Customer's Representative

                               Clay W. Hamlin, III
                             Chief Executive Officer
                        Corporate Office Properties Trust
                           401 City Avenue; Suite 615
                      Bala Cynwyd, Pennsylvania 19004-1126

                            Provider's Representative

                             Mr. Randall M. Griffin
                                    President
                        Corporate Office Management, Inc.
                        8815 Centre Park Drive, Suite 400
                               Columbia, MD 21045

11. Access to Records. Customer and Provider agree to provide access to their books, documents and records to appropriate governmental officials as maybe required.

12. Assignment. Provider shall not assign any of its rights under this Agreement nor shall Provider retain any persons or entities not directly employed by the Provider's


--------------------------------------------------------------------------------
      organization to perform any services under this Agreement without the prior consent of Customer.

13. Waiver and Severability. No provision of this Agreement shall be deemed to have been waived unless such waiver be in writing. Any waiver shall extend only to the particular case and only in the manner specified, and shall not be construed in any way to be a waiver of any further or other rights hereunder. The invalidity or unenforceability of any provision of this Agreement, or any application thereof, shall not affect or impair any other provision or the validity or enforceability of the remainder of this Agreement, or any other application thereof.

14. Governing Law. This Agreement shall be governed by the laws of the State of Maryland. Customer and Provider have caused this Agreement to be executed by their duly authorized representatives as of the date set forth in the first paragraph hereof.


Witness:                                  Customer:  Corporate Office
                                                     Properties Trust


/s/ Roger A. Waesche, Jr.                 /s/ Clay W. Hamlin III
-----------------------------------       -----------------------------------
                                    By:   Clay W. Hamlin, III
                                          Chief Executive Officer


Witness:                                  Customer:  Corporate Office
                                                     Properties, L.P.


/s/ Roger A. Waesche, Jr.                 /s/ Clay W. Hamlin III
-----------------------------------       -----------------------------------
                                    By:   Clay W. Hamlin, III
                                          Chief Executive Officer of Corporate
                                          Properties Trust, General Partner


Witness:                                  Provider:  Corporate Office
                                                     Management, Inc.


/s/ Roger A. Waesche, Jr.                 /s/ Randall M. Griffin
-----------------------------------       -----------------------------------
                                    By:   Randall M. Griffin
                                          President


--------------------------------------------------------------------------------

                                    Exhibit A
                           Scope of Available Services
--------------------------------------------------------------------------------

Accounting                     General ledger maintenance, monthly financial
                               reporting, quarterly and annual SEC filings, SEC
                               8-K filings, tax compliance, REIT compliance.

Asset Management               Property management oversight, leasing,
                               budgeting.

Acquisitions                   Analysis, Investment Committee approval,
                               coordination with Corporate Office Services.

Corporate                      Oversight of all activities, including management
                               of overall operations and organizational strategic planning.

Finance Sourcing debt and equity capital, financial analysis.

Investor Relations             Interaction with investment community.

Information Technology         Hardware and software procurement and management.

Legal Lease preparation, contract preparation, financial document review, SEC and corporate matter work.

Marketing                      Develop and coordinate overall COPT marketing
                               plan.


--------------------------------------------------------------------------------

                                    EXHIBIT B

                                PAYMENT SCHEDULE


Provider shall be reimbursed for services rendered based upon the following allocations of all operational expenses:

                                  September 28 through
          Department                December 31, 1998          Thereafter
--------------------------------------------------------------------------------

Accounting                                 50%                     90%

Asset Management                           85%                    100%

Acquisitions                              100%                    100%

Corporate                                  70%                     90%

Finance                                    55%                     85%

Investor Relations                        100%                    100%

Information Technology                     85%                     90%

Legal                                      75%                     95%

Marketing                                 100%                    100%


--------------------------------------------------------------------------------

                                    EXHIBIT C
                                PAYMENT SCHEDULE

The following shall be used for all services not provided directly by Corporate Office Management, Inc. personnel:

      A.    Contracted Consultants shall be charged per original invoice.

      B.    Reimbursables: Included in rate charges on Exhibit B.


--------------------------------------------------------------------------------
                                     Page 7